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                                                                      EXHIBIT 11
                             DELTA AIR LINES, INC.
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                 FOR YEARS ENDED JUNE 30, 1994, 1995, AND 1996
                    (In millions except per share amounts)


PRIMARY:                                                     1994              1995             1996
                                                        -------------     -------------     -----------
Weighted average shares outstanding                                50                51              52
Additional shares assuming
  exercise of stock options                                        *                 -               -
                                                        -------------     -------------     -----------
    Average shares outstanding as adjusted                         50                51              52
                                                        =============     =============     ===========
Income (loss) before cumulative effect of
  accounting changes                                    $        (409)    $         294     $       156
Preferred dividends series C                                      (80)              (80)            (74)
Preferred dividends series B                                      (30)               (8)             (8)
                                                        -------------     -------------     -----------

Income (loss) before cumulative effect of
  accounting changes attributable to primary shares              (519)              206              74
Cumulative effect of accounting changes                            -                114              -
                                                        -------------     -------------     -----------
Net income (loss) attributable to primary shares        $        (519)    $         320     $        74
                                                        =============     =============     ===========
Primary earnings (loss) per share before
  cumulative effect of accounting changes               $      (10.32)    $        4.07     $      1.42
Cumulative effect of accounting changes                            -               2.25              -
                                                        -------------     -------------     -----------
Primary earnings (loss) per common share                $      (10.32)    $        6.32     $      1.42
                                                        =============     =============     ===========
FULLY DILUTED:
Weighted average shares outstanding                                50                51              52
Additional shares assuming:
 Conversion of series C convertible preferred stock                17                17              17
 Conversion of series B ESOP convertible
  preferred stock                                                   7                 2               2
 Conversion of 3.23% convertible subordinated notes                10                10               9
 Exercise of stock options                                            *               -               -
                                                        -------------     -------------     -----------
    Average shares outstanding as adjusted                         84                80              80
                                                        =============     =============     ===========
Income (loss) before cumulative effect of
  accounting changes                                    $        (409)    $         294     $       156
Interest on 3.23% convertible subordinated
  notes net of taxes                                               32                32              26
Additional required ESOP contribution
  assuming conversion of series
  B ESOP convertible preferred stock                              (18)               (5)             (4)
                                                        -------------     -------------     -----------
Income (loss) before cumulative effect of
  accounting changes                                             (395)              321             178
Cumulative effect of accounting changes                             -               114               -
Net income (loss) attributable to fully                 -------------     -------------     -----------
  diluted common shares                                 $        (395)    $         435     $       178
                                                        =============     =============     ===========
Fully diluted earnings (loss) per common share
  before cumulative effect of accounting changes        $       (4.72)*   $        4.01     $      2.21 *
Cumulative effect of accounting changes                             -              1.42               -
                                                        -------------     -------------     -----------
Fully diluted earnings (loss) common share              $       (4.72)*   $        5.43     $      2.21 *
                                                        =============     =============     ===========

*Antidilutive